UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2024

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5224	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave South 16065 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 216-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: Not Applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

As previously disclosed, on August 7, 2023, Unicoin Inc. (the “Company”) entered into an Asset Swap Agreement (the “Asset Swap Agreement”) with Electroquimica del Neuquen S.A., an Argentine corporation (the “Seller”), pursuant to which the Seller acquired rights to obtain 420,000,000 cryptocurrency coins from the Company (the “Unicoins”) in exchange for the disposition of certain real estate assets described in the Asset Swap Agreement (the “Real Estate Assets”) of the Seller to the Company (the “Transaction”).

On December 20, 2023, a deed of assignment (the “Deed”) of rights to explore for copper deposits in the Real Estate Assets was signed by the Seller and the Company. According to Argentine law, the Deed is required to be filed with and approved by the State Government, Mining Registry, for the transfer to be effective. Pursuant to the terms of the Deed, the Seller was required to register the transfer of ownership of the Real Estate Assets to the Company with the local mining registry within 10 business days of the execution of the Deed, and as of February 23, 2024, did not do so. As a result, on February 23, 2024, the Company terminated the Asset Swap Agreement via electronic mail and the Seller consented via email. Unicoin rights delivered to the Seller in connection with the Transaction shall be voided. Neither the Asset Swap Agreement nor any ancillary agreements prepared in connection with the Transaction contained any early termination penalties for either party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.

By:	/s/ Richard Devlin
Name:	Richard Devlin
Title:	Senior Vice President and General Counsel

Dated: February 27, 2024

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